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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): SEPTEMBER 25, 2006



                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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

                 DELAWARE                               000-21139                            38-3185711
     (State or other jurisdiction of             (Commission File Number)         (IRS Employer Identification No.)
              incorporation)
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              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309
          (Address of Principal Executive Offices, including Zip Code)


                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c)
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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On September 25, 2006 DURA Automotive Systems, Inc.'s (Nasdaq: DRRA) wholly-owned subsidiary, DURA Automotive Systems Einbeck GmbH completed the sale of all of the shares it held in DURA Automotive Systems Kohler GmbH to an entity controlled by Hannover Finanz GmbH, headquartered in Hannover, Germany. The sale agreement was executed on September 22, 2006, subject to the transfers of funds which occurred on September 25, 2006. The Company received approximately $32.6 million in cash consideration for the sale. No continuing business relationship exists between this former subsidiary and the Company. The divestiture is part of DURA's evaluation of strategic alternatives for select German operations, as previously announced on February 9, 2006.

         The DURA Kohler business is based in Lippstadt, Germany, and is a leading automotive supplier of decorative stainless and mild steel parts, including components and assemblies for hinge and door reinforcements, fuel systems, gear and steering assemblies and corrosion testing equipment.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On August 25, 2006, Dura Automotive Systems, Inc. ("Dura") reported that the Compensation Committee of the Board of Directors ("Compensation Committee") had approved a key employee incentive plan that provides for cash awards to selected employees and selected executive officers based on the achievement of operational restructuring goals under Dura's previously announced operational restructuring programs. The plan provides that prorated payments will be made as milestones to completion of the operational restructuring are achieved as determined by the Compensation Committee. The maximum amount payable under the plan is $6.8 million.

On September 25, 2006, the Compensation Committee approved the specific operational goals under the plan, which include; (i) moving 2,000 jobs to low cost countries, (ii) spend less than $100 million in cash capital and expense to move the 2,000 jobs, (iii) eliminating 510 indirect position within a specified time period and (iv) achieving personal performance goals in support of these objectives. In addition, after reviewing the progress with respect to each of these goals, the Compensation Committee approved a payment to participants under the plan of an aggregate of $952,480.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DURA AUTOMOTIVE SYSTEMS, INC.


Date: September 25, 2006         By: /s/ Keith R. Marchiando
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                                      Keith R. Marchiando
                                      Vice President, Chief Financial Officer
                                      (principal accounting and financial
                                      officer)


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